UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nexvet Biopharma

public limited company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Dear Nexvet Shareholder,

You have separately received a definitive proxy statement of Nexvet Biopharma public limited company, dated June 2, 2017 (the “Proxy Statement”), relating to the recommended Acquisition of Nexvet by Zoetis through Bidco. Capitalized terms have the meanings ascribed to them in the Proxy Statement.

Under Irish law, the approval of this transaction requires two meetings: the Scheme Meeting, which has been convened by the Irish High Court for July 10, 2017, and the EGM, which will follow the Scheme Meeting. For administrative reasons, the proxy cards for each meeting are being delivered to you in separate envelopes. The proxy card for the Scheme Meeting was included in the envelope containing the Proxy Statement. The proxy card for the EGM is enclosed with this letter.

If for any reason you have lost or not received the Proxy Statement, it is available at www.astproxyportal.com/ast/NVET.